Exhibit 10.1

[THERMO ELECTRON CORPORATION LOGO]






                                   September 21, 2001


Mr. Brian D. Holt
97 Cherry Brook Road
Weston, Massachusetts 02193

Dear Brian:

     This  letter  confirms  our  arrangement   regarding  your  termination  of
employment as an officer of Thermo Electron Corporation and any of its subsidiaries and affiliates (collectively, the "Company").

      The following is our agreement related to your termination of employment with the Company:

1. Termination of Employment: Your employment with the Company will (i) change from full-time to half-time as of January 1, 2002 and (ii) terminate effective as of March 31, 2002 (the "Employment Termination Date"), which you acknowledge is three months longer than the Company's original date. You will be paid your regular salary through December 31, 2001 and one-half of your regular salary through the Employment Termination Date.

2. 2001 Bonus: You will be entitled to receive a bonus for your performance in 2001, which bonus shall be payable at the same time as bonuses are paid to other Company officers. Your 2001 bonus will be calculated using methodologies applicable to other officers. Your reference bonus amount for 2001 is $220,000. The actual bonus will be the reference bonus multiplied by a factor of zero to two times that amount.

3. Severance Payment: You and the Company acknowledge and agree that your termination of employment shall be deemed without Cause (as defined in your January 27, 2000 Executive Severance Agreement) and that you therefore will be entitled to the benefits thereunder. You will be entitled to receive a lump sum severance payment on or before April 30, 2002 pursuant to Section 4 of such Executive Severance Agreement. You also will be entitled to receive an additional $18,000 at that time to reimburse you for outplacement service costs incurred by you.

Mr. Brian D. Holt
September 21, 2001
Page 2


4. Accrued Vacation: You will be paid for any accrued but unused vacation time which you had earned through the Employment Termination Date. You will not continue to earn vacation or other paid time off after the Employment Termination Date.

5. Full Payment: You agree that all payments provided to you under paragraphs 1, 2 and 4 of this Agreement are in complete satisfaction of any and all compensation due to you from the Company through the Employment Termination Date. You agree to reimburse the Company for all personal expenses due and owing to the Company as of the Employment Termination Date.

6. Employee Benefit Programs: Your participation in all employee benefit programs of the Company will cease effective as of the Employment Termination Date in accordance with the terms of those programs, except that pursuant to Section 4 of your January 27, 2000 Executive Severance Agreement, for twenty-four months after the Employment Termination Date you shall continue to receive benefits in accordance with the terms of the Executive Severance Agreement. Notwithstanding the foregoing, you shall be given ownership of your current Company automobile in lieu of further participation in the Company automobile program for executives.

7. Thermo Choice Plan: Your active participation in the Thermo Choice Plan shall end on the Employment Termination Date. Information will be provided to you regarding various election options available to you regarding your account.

8. Stock Options: No further vesting of your stock options in the Company and no further lapsing of the Company's repurchase rights will occur after the Employment Termination Date. If you do not exercise your vested options by the earlier of (i) the date of the original expiration date of the options or (ii) the date that is three months after the Employment Termination Date, your options will expire and be canceled, and you will have no further rights with respect to your options.

9. Taxes: All payments by the Company under this Agreement will be reduced by all taxes and other amounts that the Company is required to withhold under applicable law and all other deductions authorized by you.

10. Company Property: You will return to the Company any and all documents, materials and information related to the Company, or its subsidiaries, affiliates or businesses, and all other property of the Company, including, without limitation, equipment and files in your possession or control, on or before the Employment Termination Date. Further, you agree that on and after the date hereof you will not for any purpose attempt to access or use any Company computer or computer network or system, including without limitation its electronic mail system.

11. Restricted Stock: Your restricted shares of the Company's common stock shall vest as of the Employment Termination Date.

Mr. Brian D. Holt
September 21, 2001
Page 3

12. Release: In exchange for the consideration described in paragraph 1 hereof pertaining to an extension by the Company of the employment termination date, you hereby irrevocably and unconditionally waive, release, acquit and forever discharge the Company and each of its respective current, former or future officers, directors, employees, agents, representatives, shareholders and legal predecessors and successors from any and all claims, liabilities, damages, actions, causes of action and suits, whether known or unknown, which you now have, own or hold, or claim to have, own or hold, or which at any time heretofore, had owned or held, or claimed to have owned or held, or which you at any time hereafter may have, own or hold, or claim to have owned or held against them, based upon, arising out of or in connection with any circumstance, matter or state of fact up to the date of this agreement, including without limitation those based upon or arising out of the termination of your employment and other relationships with the Company, your service as an officer or director of the Company, your compensation while employed by the Company, your stock options or any terms thereof or relating thereto and any of the Company's policies, procedures or requirements, except that you are not releasing any claims for amounts or benefits owed to you under this letter agreement or your January 27, 2000 Executive Severance Agreement. This release includes, but is not limited to, any claims for breach of contract, wrongful termination, or age, sex, race, disability or other discrimination under the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967 or other federal, state or local laws prohibiting such discrimination or under any other federal, state or local employment laws.

     YOU UNDERSTAND AND ACKNOWLEDGE THAT YOU HAVE BEEN ADVISED TO SEEK THE ADVICE OF AN ATTORNEY, IF YOU SO CHOOSE, PRIOR TO SIGNING THIS RELEASE AND TO THE EXTENT DESCRIBED HEREIN YOU ARE GIVING UP ANY LEGAL CLAIMS YOU HAVE AGAINST THE COMPANY AND EACH OF ITS RESPECTIVE CURRENT, FORMER OR FUTURE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES, SHAREHOLDERS, LEGAL PREDECESSORS AND SUCCESSORS BY SIGNING THIS RELEASE. YOU FURTHER UNDERSTAND THAT YOU MAY HAVE 21 DAYS TO CONSIDER THIS AGREEMENT, THAT YOU MAY REVOKE IT AT ANY TIME DURING THE SEVEN DAYS AFTER YOU SIGN IT, AND THAT IT WILL NOT BECOME EFFECTIVE UNTIL THE 7-DAY REVOCATION PERIOD HAS PASSED WITHOUT REVOCATION. YOU FULLY UNDERSTAND YOUR RIGHT TO TAKE 21 DAYS TO CONSIDER SIGNING THIS RELEASE AND, AFTER HAVING SUFFICIENT TIME TO CONSIDER YOUR OPTIONS, YOU HEREBY WAIVE YOUR RIGHT TO TAKE THE FULL 21-DAY PERIOD. YOU ACKNOWLEDGE THAT YOU ARE SIGNING THIS RELEASE KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR THE CONSIDERATION DESCRIBED IN PARAGRAPH 1 HEREOF.

13. Resignation. You hereby resign effective as of December 31, 2001 all of your positions as an officer and director of the Company.

Mr. Brian D. Holt
September 21, 2001
Page 4

14. Non-Disparagement: You agree that you will continue to support and promote the interests of the Company and that you will not criticize, disparage, defame or in any way comment negatively to anyone about the Company or any of the people or organizations connected with them, or do or say anything that could disrupt the good morale of the employees of the Company or otherwise harm the interests or reputation of the Company and any of the organizations or people connected with them. The Company agrees that it will cause the officers of the Company not to criticize, disparage or defame you or otherwise do or say anything that harms your reputation and that the Company shall be solely responsible for any breach of the provisions in this paragraph 14 by any such officers. Nothing in this provision shall prevent the parties from (i) complying with compulsory legal process or otherwise making disclosures in connection with litigation or administrative proceedings, (ii) making such disclosures as are necessary to obtain legal advice, (iii) making disclosures as are required by federal, state or local regulatory authorities, and (iv) making disclosures which by law are required or cannot be prohibited.

15. Cooperation: You agree to reasonably cooperate with the Company with respect to all matters arising during or related to your employment, including but not limited to cooperation in connection with any governmental investigation, litigation or regulatory or other proceeding which may have arisen or which may arise following the signing of this Agreement.

16. Waiver of Jury Trial: Each of the parties hereby expressly, knowingly and voluntarily waives all benefit and advantage of any right to a trial by jury, and each agrees that she or it will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, a trial by jury in any action arising in connection with this Agreement.

17. Company Information and Invention Agreement. You agree to comply with the terms of a Thermo Electron Company Information and Invention Agreement, a copy of which is attached hereto. Such agreement supersedes any prior agreement covering the same subject matter which you may have signed with the Company previously.

18. Entire Agreement: This letter contains the entire Agreement between you and the Company and supersedes all prior and contemporaneous agreements, communications and understandings, whether written or oral, relating to the subject matter of this letter, including your Executive Retention Agreement (which is hereby canceled), except that your Indemnification Agreement with the Company, the May 18, 2000 Transaction Bonus letter agreement and the Thermo Electron Company Information and Invention Agreement shall survive in accordance with their terms and your January 27, 2000 Executive
     Severance Agreement shall survive as modified by this letter. This Agreement will be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts without regard to choice of law provisions.

Mr. Brian D. Holt
September 21, 2001
Page 5

19. Severability: If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and replaced with a provision which is enforceable and comes closest to the intent of the parties underlying the unenforceable provision.

20. Relief: In the event of breach of the provisions of this Agreement by any party, in addition to any other rights that the other parties may have under law or in equity, each party shall have the right to specific performance and injunctive relief, it being acknowledged and agreed that money damages will not provide an adequate remedy. In the event litigation is brought with respect to this Agreement, the prevailing party shall be entitled to recover from the losing party his or its reasonable attorney's fees and expenses.

21. Successors and Assigns: This Agreement shall be bending upon and inure to the benefit of the parties hereto and their respective successors and assigns, including corporations with which, or into which, the Company may be merged or which may succeed to its respective assets or business; provided, however, that your obligations are personal and may not be assigned. In the event you die before the Employment Termination Date, all amounts which would have been paid to you hereunder shall be paid to your estate.

22. Amendment: This Agreement may be amended or modified only by a written instrument executed by you and the Company.

23. Voluntary Agreement: In signing this Agreement, you give the Company assurance that you have signed it voluntarily and with a full understanding of its terms and that you have had sufficient opportunity to consider this Agreement and to consult with anyone of your choosing before signing it. If the terms of this Agreement are acceptable to you, please sign and return it to the undersigned. At the time you sign and return this Agreement, it will take effect as a legally-binding agreement between you and the Company on the basis set forth above.

Date Received by Addressee: September 24, 2001


                                   THERMO ELECTRON CORPORATION


                                   By:  /s/ Richard F. Syron
                                        ------------------------------------
                                Title:  Chairman and Chief Executive Officer

Accepted and Agreed to:

/s/ Brian D. Holt
--------------------------------

[THERMO ELECTRON CORPORATION LOGO]




                   COMPANY INFORMATION AND INVENTION AGREEMENT

     In consideration and as a condition of my employment, or if now employed, the continuation of my employment by Thermo Electron Corporation or a subsidiary thereof (the "Company") and the compensation paid therefor:

1. I agree not to disclose to others or use for my own benefit during the term of my employment by the Company or thereafter any trade secrets or private or confidential information pertaining to any of the actual or anticipated business of the Company, its subsidiaries or affiliates, or any of their respective customers, consultants, or licensees, acquired by me during the period of my employment with the Company, except to such an extent as may be necessary in the ordinary course of performing my particular duties as an employee of the Company.

2. I agree not to disclose to the Company, its subsidiaries and affiliates, or use or induce the Company, its subsidiaries and affiliates, to use, any confidential information or material belonging to persons other than the Company, its subsidiaries or affiliates.

3. I understand that the making of inventions, improvements and discoveries may be one of the incidents of my employment, and I agree to assign to the Company or its nominee my entire right, title and interest in any invention, idea, device or process, whether patentable or not, made or conceived by me solely or jointly with others during the period of my employment by the Company in an executive, managerial, planning, technical, research, engineering, or other capacity and which relates in any manner to the business of the Company, or to its actual or planned research or development, or is suggested or results from any task assigned to me or work performed by me for or on behalf of the Company, except any invention or idea which cannot be assigned to the Company because of a prior agreement with ________________None___________________________ effective until ___________________________ (give name and date or write "none").

4. I agree, in connection with any invention, idea, device or process covered by paragraph 3:

     a. To disclose it promptly in writing to the proper officers or attorney of the Company.

     b. To execute promptly, on request, patent applications and assignments thereof to the Company or its nominee and to assist the Company in any reasonable manner to enable it to secure or enforce a patent therefor in the United States and any foreign countries, all without further compensation except as provided herein.

5. I further agree that all papers and records of every kind, relating to any invention or improvement included within the terms of this Agreement which shall at any time come into my possession shall be the sole and exclusive property of the Company and shall be surrendered to the Company upon any termination of my employment by me or the Company or upon request at any other time either during or after the termination of my employment.

6. I further agree that the obligations and undertakings stated above in paragraph 4b shall continue beyond the termination of my employment by the Company, but if I am called upon to render such assistance after the termination of my employment, then I shall be entitled to a fair and reasonable per diem in addition to reimbursement of any expenses incurred at the request of the Company.

7. I agree to identify in an attachment to this Agreement all inventions or ideas related to the business or actual or planned research or development of the Company in which I have right, title or interest, and which had been conceived either wholly or in part by me prior to my employment by the Company but neither published nor filed in the U.S. Patent and Trademark Office.

8. I understand that this Agreement supersedes any agreement previously executed by me relating to the disclosure, assignment and patenting of inventions, improvements and discoveries made during the term of my employment the Company. This Agreement shall inure to the benefit of the successors and assigns of the Company, and shall be binding upon my heirs, assigns, administrators and representatives.

9. I understand that this Agreement does not apply to an invention which qualifies fully under the provisions of any statute or regulation which renders unenforceable the required assignment or transfer of certain inventions made by an employee.


                                        /s/ Brian D. Holt
                                        --------------------------------------
                                        Employee

/s/ Sheila J. Moylan                    September 24, 2001
-----------------------                 --------------------------------------
Witness                                 Date


                                        THERMO ELECTRON CORPORATION

/s/ Sheila J. Moylan                    By:  /s/ Seth H. Hoogasian
---------------------                   --------------------------------------
Witness

                                        September 24, 2001
                                        --------------------------------------
                                        Date